EXECUTION VERSION

INCREMENTAL ACTIVATION NOTICE
April 11, 2012
To:    Bank of America, N.A.,
as Administrative Agent under the Credit Agreement referred to below

Reference is hereby made to the Credit Agreement, dated as of March 18, 1999, as amended and restated as of March 31, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHARTER COMMUNICATIONS OPERATING, LLC, CCO HOLDINGS LLC, the lenders parties thereto (the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the other parties thereto.

This notice is an Incremental Activation Notice referred to in Sections 2.1(f) and 2.1(h) of the Credit Agreement. Effective as of the Incremental Facility Effective Date, the Borrower, the Administrative Agent and each of the Lenders signatory hereto each hereby agree as follows:
ARTICLE ONE

DEFINED TERMS

Terms defined in the Credit Agreement are used herein as defined therein. In addition, the following terms have the meanings specified below:
“Incremental Facility Effective Date”: the date on which the conditions specified in Article 5 are satisfied.
“New Revolving Commitment”: as to any New Revolving Lender, the obligation of such Lender to make New Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed, as applicable, (a) the amount set forth opposite such Lender's name under the heading “New Revolving Commitment” on Schedule I or (b) the amount set forth in any Assignment and Assumption to which such Lender is a party as an Assignee, in each case as the same may be changed from time to time pursuant to the terms hereof and of the Credit Agreement.
“New Revolving Lender”: each Lender that has a New Revolving Loan Commitment or that holds New Revolving Loans.
“New Revolving Loans”: revolving credit loans pursuant to the New Revolving Commitments.
“New Revolving Termination Date”: with respect to the New Revolving Commitments, April 11, 2017.
“Term D Lender ”: each Lender that holds a Term D Loan Commitment or that makes a Term D Loan.
“Term D Loan”: as defined in clause (a) of Article 2 of this Term D Loan/New Revolving Commitment Incremental Activation Notice. The Term D Loans shall be a “Series” of Incremental Term Loans for purposes of the Credit Agreement.

“Term D Loan Commitment”: as to any Term D Lender, the obligation of such Lender to make Term D Loans in an aggregate principal amount not to exceed, as applicable, the amount set forth opposite such Lender's name under the heading “Term D Loan Commitment” on Schedule II. The Term D Loan Commitment of each Term D Loan Lender shall automatically be permanently reduced by the amount of any Term D Loan made by it.
“Term D Loan/New Revolving Commitment Incremental Activation Notice”: this Incremental Activation Notice.
ARTICLE TWO
INCREMENTAL TERM LOANS
The terms of the Term D Loans established pursuant to this Incremental Activation Notice shall be identical to the terms of the Term Loans outstanding immediately prior to the effectiveness of this Term D Loan/New Revolving Commitment Incremental Activation Notice, subject to the following additional terms or as otherwise provided herein:
(a)Procedures for Borrowing Term D Loans. Subject to the terms and conditions hereof and in the Credit Agreement, each Term D Lender severally agrees to make a loan (a “Term D Loan”) on the Incremental Facility Effective Date in an amount equal to its Term D Loan Commitment. The Term D Loans shall initially be the Type of Loan specified in the Notice of Borrowing delivered pursuant to clause (b) of Article Five below until otherwise converted or continued in accordance with the Credit Agreement.

(b)Incremental Term Maturity Date. The Incremental Term Maturity Date for the Term D Loans shall be May 15, 2019 (the “Term D Maturity Date”).

(c)Amortization. The Term D Loans of each Term D Lender shall mature in 29 installments following the Incremental Facility Effective Date (each due on the last day of each calendar quarter, except for such last installment), commencing on June 30, 2012, each of which shall be in an amount equal to (i) in the case of the first 28 such remaining installments, 0.25% of the principal amount of such Term D Loans made on the Incremental Facility Effective Date (it being understood that, in addition to reductions resulting from optional and mandatory prepayments in accordance with Section 2.8 and Section 2.9 of the Credit Agreement, the aggregate principal amount of amortization payable by the Borrower with respect to all Term D Loans on any such date shall be reduced proportionately as a result of any conversion of Term D Loans to Extended Term Loans following the Incremental Facility Effective Date and prior to the date of such payment) and (ii) in the case of the last such installment (which shall be due on the Term D Maturity Date), the remaining principal balance of such Term D Loans outstanding on such date.

(d)Applicable Margin. The Applicable Margin for the Term D Loans on any day is (i) for ABR Loans, 2.00% plus the excess, if positive, of 2.00% over the ABR on such day and (ii) for Eurodollar Loans, 3.00% plus the excess, if positive, or 1.00% over the Eurodollar Rate applicable to such Eurodollar Loans on such date.

(e)Designation. The Term D Loans shall constitute Refinancing Term Loans.

(f)Maturity Protection. From and after the Incremental Facility Effective Date (i) each reference to “Term A Maturity Date” in the definition of “First Lien Notes,” Section 2.1(f) and Section 7.2

(e) of the Credit Agreement is replaced with “Term D Maturity Date” and (ii) the proviso to Section 2.1(f)(iv) is amended by replacing the reference to “Term A Loans” with “Term D Loans.”

(g)Interest Periods. In addition to the periods set forth in the definition of “Interest Period,” Interest Periods of one and two months shall, at the election of the Borrower, be available for the Term D Loans.

(h)Participation in Mandatory Prepayments from Asset Sales. The Term D Loans shall participate to the fullest extent permitted by Section 2.9(a) in any prepayment from amounts required to be applied to a prepay Term Loans pursuant to Section 2.9(a) of the Credit Agreement.

(i)Assignment and Participation of Term D Loans. The Term D Loans shall be subject to the assignment and participation provisions applicable to Term Loans under Section 10.6 of the Credit Agreement.

(j)Soft-Call Protection. The following provision shall become effective on the date approved by the Required Lenders:

Notwithstanding anything to the contrary contained in the Credit Agreement, at the time of the effectiveness of any Repricing Transaction that is consummated prior to the first anniversary of the New Restatement Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term D Loans, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Term D Loans prepaid (or converted) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of the Term D Loans outstanding immediately prior to such amendment. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction. For purposes of the foregoing:

1)
“Repricing Transaction” means (a) except in connection with a transaction constituting a Change of Control, the incurrence by the Borrower of any term loans (including, without limitation, any new or additional term loans under the Credit Agreement) having an Effective Yield that is less than the Effective Yield for the Term D Loans and the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term D Loans or (b) any effective reduction in the Effective Yield for the Term D Loans by way of amendment of the Credit Agreement; and

2)
“Effective Yield”: means, at any time, the effective yield for any type of Indebtedness as determined in good faith by the Borrower (which shall take into account the interest rate provisions applicable thereof (including margins and “floors”) and be deemed to include all upfront or similar fees or original issue discount payable to all lenders providing such Indebtedness in the initial primary syndication thereof (but excluding bona fide arranger fees and commitment fees) and, in the case of upfront fees and original issue discount, equated to interest margin based on an assumed four year weighted average life).

ARTICLE THREE
NEW REVOLVING COMMITMENTS

The New Revolving Commitments are being established pursuant to Section 2.1(h)(A) of the Credit Agreement as Extended Revolving Commitments. The terms of the New Revolving Commitments established pursuant to this Incremental Activation Notice shall be identical to the terms of the Revolving Commitments outstanding immediately prior to the effectiveness of this Term D Loan/New Revolving Commitment Incremental Activation Notice, subject to the following terms or as otherwise provided herein:
(a)New Revolving Termination Date. The New Revolving Commitment Termination Date for the New Revolving Commitment shall be April 11, 2017 (the “New Revolving Termination Date”).

(b)Applicable Margin. The Applicable Margin for loans under the New Revolving Commitments is (i) 1.25% for ABR Loans and (ii) 2.25% for Eurodollar Loans.

(c)Commitment Fee Rate. The Commitment Fee Rate for the New Revolving Commitments is 0.50% per annum; provided that on and after the first Adjustment Date occurring after the Incremental Facility Effective Date, the Commitment Fee Rate with respect to New Revolving Commitments will be determined pursuant to the commitment fee grid set forth below:

Consolidated First Lien Leverage Ratio	Commitment Fee Rate for New Revolving Commitments
Greater than 1.0 to 1.0	0.5%
Less than or equal to 1.0 to 1.0	0.375%

For the purposes of the commitment fee grid set forth above, the Consolidated First Lien Leverage Ratio shall be calculated as of the last day of each fiscal quarter and changes in the Commitment Fee Rate resulting from changes in the Consolidated First Lien Leverage Ratio shall become effective on the Adjustment Date with respect to such fiscal quarter (or the fiscal year ending with such fiscal quarter, as applicable) and shall remain in effect until the next change to be effected pursuant to this paragraph. If, with respect to any fiscal quarter, any financial statements required to be delivered pursuant to Section 6.1 of the Credit Agreement are not delivered within the time periods specified in Section 6.1 of the Credit Agreement, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the commitment fee grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the commitment fee grid shall apply.
Notwithstanding anything to the contrary contained above in this definition, if it is subsequently determined that the Consolidated First Lien Leverage Ratio determined on any Adjustment Date for any period is inaccurate for any reason and the result thereof is that the New Revolving Lenders received a commitment fee for any period based on a Commitment Fee Rate that is less than that which would have been applicable had the Consolidated First Lien Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Commitment Fee Rate” for any day occurring within the relevant period shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Leverage Ratio for such period, and any shortfall in the Commitment Fees theretofore paid by the Borrower for the relevant period pursuant to Section 2.6 of the Credit Agreement as a result of the miscalculation of the Consolidated First Lien Leverage Ratio shall be deemed to be due and payable under Section 2.6 of the Credit Agreement at the time the commitment fee for such period were required to be paid pursuant to Section 2.6 of the Credit Agreement on the same basis as if the Consolidated First Lien Leverage Ratio had been accurately determined on such Adjustment Date (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.12(c) of the Credit Agreement in accordance with the terms thereof) and shall be due and payable on the date of such subsequent determination.
(d)Letter of Credit Fees. Fees in respect of participations in Letters of Credit pursuant to the New Revolving Commitments shall be as set forth in Section 3.3 of the Credit Agreement.

(e)Upfront Fees. On the Incremental Facility Effective Date, the Borrower shall pay to each New Revolving Lender an upfront fee equal to the percentage set forth opposite such New Revolving Lender's name on Schedule I of the principal amount of such New Revolving Lender's New Revolving Commitments as of the Incremental Facility Effective Date.

(f)Maturity Protection. From and after the Incremental Facility Effective Date the proviso to Section 2.1(h)(ii) of the Credit Agreement is hereby amended to provide that future Extended Revolving Commitments may not have a Revolving Termination Date that is prior to the New Revolving Termination Date.

From and after the Incremental Facility Effective Date, each Letter of Credit issued pursuant to the Revolving Commitments shall be deemed an issued and outstanding Letter of Credit issued pursuant to the New Revolving Commitments.
ARTICLE FOUR

REPRESENTATION AND WARRANTIES; NO DEFAULTS

(a)Each Loan Party represents and warrants to the Administrative Agent and each of the Lenders party hereto that (i) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except for any representation and warranty that is made as of a specified earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the date hereof or after giving effect to the Term D Loans, the Term D Loan Commitments and the New Revolving Commitments.
ARTICLE FIVE
CONDITIONS TO EFFECTIVENESS
The effectiveness of this Term D Loan/New Revolving Commitment Incremental Activation Notice on the Incremental Facility Effective Date is subject to satisfaction of the following conditions precedent:
(a)Counterparts of Agreement. The Administrative Agent shall have received duly executed and delivered counterparts (or written evidence thereof satisfactory to the Administrative Agent, which may include telecopy transmission of, as applicable, a signed signature page) of this Incremental Activation Notice from (i) each Loan Party, (ii)  each Term D Lender listed on Schedule II and (iii) each Revolving Lender listed on Schedule I.

(b)Restatement Agreement. The Administrative Agent shall have received duly executed and delivered counterparts (or written evidence thereof satisfactory to the Administrative Agent, which may include electronic transmission of, as applicable, a signed signature page) of the Restatement Agreement

(the “Restatement Agreement”), substantially in the form attached as Annex A hereto from each Lender party hereto.

(c)Notice of Borrowing. The Administrative Agent shall have received a duly completed Notice of Borrowing for the Term D Loans to be borrowed on the Incremental Facility Effective Date.

(d)Notice of Termination of Existing Revolving Facility. The Administrative Agent shall have received a notice of termination (the “Notice of Termination”) of the Revolving Commitments outstanding immediately prior to the effectiveness of this Term D Loan/New Revolving Commitment Incremental Activation Notice, which Notice of Termination will terminate the Revolving Commitments concurrently upon the effectiveness of the New Revolving Commitments.

(e)Opinion of Counsel to Loan Parties. The Administrative Agent shall have received an opinion addressed to the Administrative Agent and the Lenders party to the Credit Agreement, dated the Incremental Facility Effective Date, of Kirkland & Ellis LLP, counsel to the Loan Parties, covering such matters as the Administrative Agent may reasonably request.

(f)Fees and Expenses. The Borrower shall have paid, or concurrently with the effectiveness of this Incremental Activation Notice shall pay, to the Administrative Agent (i) for the account of the arrangers of the Term D Loans and the New Revolving Commitments for its account, such fees as have been separately agreed among such arrangers and the Company, and (ii) to the extent invoiced, the reasonable documented out-of-pocket expenses of such Agents in connection with this Agreement (including reasonable documented out-of-pocket fees and expenses of counsel) of the Administrative Agent.

ARTICLE SIX

MISCELLANEOUS

(a)Expenses. To the extent contemplated by Section 10.5 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent and each other Agent for its reasonable out of pocket expenses in connection with this Incremental Activation Notice and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

(b)Effect of Term D Loan/New Revolving Commitment Incremental Activation Notice. Except as expressly set forth herein, this Term D Loan/New Revolving Commitment Incremental Activation Notice shall not by implication or otherwise limit, impair, constitute an amendment of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents. From and after the Incremental Facility Effective Date, all references to the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Credit Agreement as supplemented by this Term D Loan/New Revolving Commitment Incremental Activation Notice.

(c)Counterparts; Integration; Effectiveness. This Term D Loan/New Revolving Commitment Incremental Activation Notice may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Term D Loan/New Revolving Commitment Incremental Activation Notice shall become effective when this Incremental Activation Notice shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof and thereof which, when taken together, bear the signatures of each of the other parties hereto and thereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Term D Loan/New Revolving Commitment Incremental Activation Notice by telecopy shall be effective as delivery of a manually executed counterpart of this Term D Loan/New Revolving Commitment Incremental Activation Notice.

(d)Governing Law. This Term D Loan/New Revolving Commitment Incremental Activation Notice and the rights and obligations of the parties under this Term D Loan/New Revolving Commitment Incremental Activation Notice shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

(e)Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Term D Loan/New Revolving Commitment Incremental Activation Notice and shall not affect the construction of, or be taken into consideration in interpreting, this Term D Loan/New Revolving Commitment Incremental Activation Notice.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CCO HOLDINGS, LLC

By:     /s/ Matt L. Derdeyn
Name: Matt L. Derdeyn
Title: Senior Vice President - Finance and Planning

CHARTER COMMUNICATIONS OPERATING, LLC

By:     /s/ Matt L. Derdeyn
Name: Matt L. Derdeyn
Title: Senior Vice President - Finance and Planning

THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE III HERETO

By:     /s/ Matt L. Derdeyn
Name: Matt L. Derdeyn
Title: Senior Vice President - Finance and Planning

[Signature Page to Activation Notice]

Bank of America, N.A., as a Term D Lender

By:     /s/ Mark Short
Name:    Mark Short
Title:    Director

[Signature Page to Activation Notice]

Bank of America, N.A., as a Revolving Lender

By:     /s/ Mark Short
Name:    Mark Short
Title:    Director

[Signature Page to Activation Notice]

CITICORP NORTH AMERICA INC., as a Revolving Lender

By:     /s/ Elizabeth Minnella Gonzalez
Name:    Elizabeth Minnella Gonzalez
Title:    Vice President & Managing Director

[Signature Page to Activation Notice]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Revolving Lender

By:     /s/ Judith E. Smith
Name:    Judith E. Smith
Title:    Managing Director

By:     /s/ Tyler R. Smith
Name:    Tyler R. Smith
Title:    Associate

[Signature Page to Activation Notice]

Deutsche Bank Trust Company Americas, as a Revolving Lender

By:     /s/ Anca Trifan
Name:    Anca Trifan
Title:    Managing Director

By:     /s/ Courtney E. Meehan
Name:    Courtney E. Meehan
Title: Vice President

[Signature Page to Activation Notice]

JPMorgan Chase Bank, N.A., as a Revolving Lender

By:     /s/ Tina Ruyter
Name:    Tina Ruyter
Title:    Executive Director

[Signature Page to Activation Notice]

UBS LOAN FINANCE LLC, as a Revolving Lender

By:     /s/ Irja R. Otsa
Name:    Irja R. Otsa
Title:    Associate Director

By:     /s/ Mary E. Evans
Name:    Mary E. Evans
Title: Associate Director

[Signature Page to Activation Notice]

U.S. BANK NATIONAL ASSOCIATION, as a Revolving Lender

By:     /s/ Gail F. Scannell
Name:    Gail F. Scannell
Title:    Senior Vice President

[Signature Page to Activation Notice]

Royal Bank of Canada, as a Revolving Lender

By:     /s/ D.W. Scott Johnson
Name:    D.W. Scott Johnson
Title:    Authorized Signatory

[Signature Page to Activation Notice]

BARCLAYS BANK PLC, as a Revolving Lender

By:     /s/ Michael Mozer
Name:    Michael Mozer
Title:    Vice President

[Signature Page to Activation Notice]

GOLDMAN SACHS BANK USA, as a Revolving Lender

By:     /s/ Mark Walton
Name:    Mark Walton
Title:    Authorized Signatory

[Signature Page to Activation Notice]

Sun Trust Bank, as a Revolving Lender

By:     /s/ Brian X. Guffin
Name:    Brian X. Guffin
Title:    Director

[Signature Page to Activation Notice]

Morgan Stanley Bank, N.A., as a Revolving Lender

By:     /s/ Penny Tsekouras
Name:    Penny Tsekouras
Title:    Authorized Signatory

[Signature Page to Activation Notice]

ACKNOWLEDGED AND ACCEPTED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:     /s/ Mark Short
Name: Mark Short
Title: Director Annex

[Signature Page to Activation Notice]